Exhibit 10.3

RESTRICTED UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”), made as of the      day of                201     (the “Grant Date”), by and between Take-Two Interactive Software, Inc. (the “Company”), and                        (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company desires to grant to the Participant restricted units (“Restricted Units”), each representing the right to receive, upon vesting, an amount equal to the Fair Market Value (as defined below) of one (1) share of common stock of the Company (a “Share”).

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Grant of Restricted Units.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards to the Participant                    Restricted Units.  The Restricted Units constitute an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Agreement, cash on the applicable vesting date for such Restricted Units as provided herein.  Until such delivery, the Participant shall have only the rights of a general unsecured creditor; provided, that if prior to the settlement of any Restricted Unit, (a) the Company pays a cash dividend (whether regular or extraordinary) or otherwise makes a cash distribution to a shareholder in respect of a Share, then the Company shall pay currently to the Participant (on or as soon as practicable (but in no event later than 30 days) following the date on which the underlying dividend or other distribution is made to a shareholder), in respect of each then-outstanding Restricted Unit held by him, an amount equal to any such cash dividend or distribution, and (b) the Company pays a non-cash dividend (whether regular or extraordinary) or otherwise makes a non-cash distribution in Shares or other property to a shareholder in respect of a Share, then the Company shall provide the Participant, in respect of each then-outstanding Restricted Unit held by him, an amount equal to the Fair Market Value (as defined in the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”)) of such Shares or an amount equal to the fair market value of such other property as reasonably determined by the Company in good faith, as applicable, at the same time as such Restricted Unit vests and is settled under Section 2 below (and the Participant shall forfeit any such right to such amount if such Restricted Unit is forfeited prior to vesting).

2.                                      Vesting and Settlement.

(a)                                 The Restricted Units shall become vested and settled on [November 11, 2013 OR December 16, 2013]; provided that, subject to Section 3, the Participant has not had a Termination at any time prior to the applicable vesting date.  As used herein, the term “Termination” shall have the meaning ascribed to it in the Plan.  On the vesting date, the Company shall issue or transfer to the Participant, or cause to be issued or transferred to the Participant, an amount in cash having a value equal to the aggregate value of a number of Shares equal to the number of Restricted Units subject to vesting on such date, based on the closing price of the Shares on such settlement date on the principal national securities exchange on which the Shares are traded on such date (or if the Shares are not traded on such date, the immediately preceding trading date).  Notwithstanding anything herein to the contrary, in the discretion of the Company, each Restricted Unit (including any amount provided for pursuant to Section 1(a)) may be settled in Shares issued pursuant to the Plan (subject to any required delay in issuance as required under the Plan, but only to the same extent any such delay is imposed on the issuance of Shares in respect of awards of restricted stock or restricted units granted under the Plan to other employees of Rockstar Games, Inc. on or about the date hereof) or under any other plan or program of the Company approved by the Company’s stockholders, or subject to compliance with applicable law and regulations, on a standalone basis, or in a combination of cash and Shares, if and only to the extent that there are sufficient Shares available for such purpose under the Plan or such other plan or program; provided that in all events such Shares shall be listed for trading on the principal national securities exchange on which the Shares are traded on such date.  To the extent that a Share is delivered to the Participant upon settlement of a Restricted Unit, the Participant shall be deemed the beneficial owner of the Share at the close of business on the settlement date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on such settlement date.

(b)                                 There shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date, provided that no Termination has occurred prior to such date.

(c)                                  Following the consummation of a Change in Control (as defined below), the Restricted Units shall continue to vest and settle in accordance with the schedule set forth in Section 2(a) above, provided that all Restricted Units remaining unvested as of the twelve (12) month anniversary of the consummation of such Change in Control shall become fully vested and settled as of such date, provided that no Termination has occurred prior to such date.  Notwithstanding the immediately preceding sentence, if such Change in Control involves the conversion of Shares in whole into cash or in part into cash and in part into securities of the purchaser or acquiror (“Purchaser Securities”), then with respect to each Restricted Unit settled following such Change in Control, the Participant shall receive an amount in cash equal to the cash that the Participant would have received had he been the holder of one (1) Share upon the Change in Control, plus, to the extent that the Company’s shareholders received part cash and part Purchaser Securities in respect of their Shares, an amount in cash or Purchaser Securities, or a combination of cash and Purchaser Securities, in the discretion of the Company (or the purchaser, as applicable), having an aggregate value equal to the fair market value of the number of Purchaser Securities that the Participant would have received had he been the holder of one (1) Share upon the Change in Control.  For purposes of this Agreement, a “Change in Control” shall be deemed to occur upon any of (i) the election of directors constituting a change during the course of any 12 month period in a majority of the board of directors of the Company (the “Board”), which directors were not nominated by the Board immediately in place prior to any such change; (ii) the election of directors constituting a majority of the board of directors (the “Rockstar Board”) of Rockstar Games, Inc. (“Rockstar”), a wholly-owned subsidiary of the Company, who are not full-time employees of either the Company or Rockstar and who were not nominated by the Rockstar Board immediately in place prior to any such change; (iii) the acquisition (whether by merger, consolidation, purchase or other transaction) by any person, entity or group of beneficial ownership of 50 percent or more of either the outstanding shares of common stock of the Company or Rockstar or the combined voting power of the then outstanding voting securities of the Company or Rockstar entitled to vote generally in the election of directors of the Board or the Rockstar Board, as applicable; (iv) a merger, consolidation or other transaction involving the Company or any of its subsidiaries which results in the stockholders of the Company or Rockstar prior thereto continuing to represent less than 50 percent of the outstanding shares of common stock or the combined voting power of the voting securities of the Company or Rockstar, as applicable, or the surviving entity after such transaction; or (v) the sale or other disposition of assets of the Company or Rockstar representing 50 percent or more of the consolidated assets, revenues, earnings or fair market value of either of them.

(d)                                 If any Shares become deliverable to the Participant hereunder, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 7 of this Agreement (in which case the Company shall upon request promptly issue and deliver upon the Participant’s request), to the Participant a new stock certificate registered in the name of the Participant for such Shares and deliver to the Participant such Shares, in each case free of all liens, claims and other encumbrances (other than those created by the Participant), subject to applicable withholding taxes.

3.                                      Termination.  Unless otherwise provided in an employment agreement or other similar agreement between the Participant and the Company or any of its Affiliates (as defined in the Plan) in effect on the date hereof, in the event of a Termination, the Participant shall forfeit to the Company, without compensation, any and all Restricted Units (but no Shares or cash delivered to the Participant prior to such Termination upon settlement of a vested Restricted Unit).

4.                                      Withholding.  The Participant shall pay, or make arrangements to pay, in a manner reasonably satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant, including, but not limited to, the right to withhold cash or Shares otherwise deliverable to the Participant hereunder.  In addition, in the event that on any vesting date (i) the Participant is prohibited from trading in securities of the Company pursuant to applicable law or regulations or the Company’s written policies then applicable, then any statutorily required withholding obligation shall be satisfied by delivery of Shares to the Company (including Shares issuable under this Agreement), or (ii) the Shares are not traded on a principal securities exchange in the United States, then any statutorily required withholding obligation may be satisfied by delivery of Shares to the Company (including Shares issuable under this Agreement), in either case, except as may be provided in a 10b5-1 trading plan entered into by the Participant with respect to the grant of the Restricted Units.

5.                                      Obligation to Maintain Registration Statement with Reoffer Prospectus.  To the extent that the Company settles any Restricted Units in Shares, such Shares shall be issued pursuant to a Registration Statement on Form S-8 including a “re-offer prospectus” to enable the Participant to freely sell Shares that have been delivered to him, and shall maintain the current status of such Registration Statement (and the applicable prospectuses) for so long as any Shares remain owned by the Participant.

6.                                      No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that Rockstar, nor the Company or its Affiliates, will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Units are outstanding, nor does it modify in any respect the Company’s or an Affiliate’s right to terminate or modify the Participant’s employment or compensation.

7.                                      Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable law, the Company may issue the Shares in the form of uncertificated shares.  Such uncertificated Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

8.                                      Adjustments.  The Company shall make any adjustments to the Restricted Units upon any changes in capital structure of the Company, as determined by the Company’s board of directors in good faith and in a manner consistent with adjustments made to awards granted under the Plan.  The Company hereby agrees that in the event that the Company takes any action with respect to outstanding awards under the Plan (including restricted stock) pursuant to Section 4.2 of the Plan, the Restricted Units shall receive the same treatment as applied to all other Shares or awards in respect of Shares.

9.                                      Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

Attention: General Counsel

Facsimile:  646-536-2923

If to the Participant, to the address for the Participant on file with the Company,

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

10.                               Acceptance.  The Participant shall forfeit the Restricted Units if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement.

11.                               Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.                               Consent to Jurisdiction.  In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 9 hereof shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

13.                               Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

14.                               Miscellaneous.

(a)                                 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)                                 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(c)                                  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:

Title:

PARTICIPANT

[Name]